UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2023

WRAP TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-55838	98-0551945
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1817 W 4thStreet, Tempe, Arizona 85281
(Address of principal executive offices)

(800) 583-2652
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WRAP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07  Submission of Matters to a Vote of Security Holders.

On September 19, 2023, Wrap Technologies, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). The matters voted upon at the Special Meeting and the results of the voting are set forth below. Each proposal is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 18, 2023 (the “Proxy Statement”).

Proposal No. 1 –The Issuance Proposal.

The vote required to approve this proposal was the affirmative vote of the holders of a majority of the voting securities present, either in attendance virtually or represented by proxy, at the Special Meeting and entitled to vote on the proposal; provided, however, that any holder of shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”) was not entitled to vote any shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) issued in respect thereof on this proposal. Accordingly, stockholders authorized, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of Common Stock underlying shares of convertible preferred stock and warrants issued by the Company pursuant to the terms of that certain Securities Purchase Agreement, dated June 29, 2023, by and among the Company and the investors named therein and the Engagement Agreement between the Company and Katalyst Securities LLC, in an amount equal to or in excess of 20% of the Common Stock outstanding immediately prior to the issuance of such convertible preferred stock and warrants (including upon the operation of  anti-dilution provisions contained in such convertible preferred stock and warrants), as disclosed in the Proxy Statement (the “Issuance Proposal”).

	For	Against	Abstain	Broker Non-Vote
Votes	22,898,781	500,984	258,565	0

Proposal No. 2 –The Director Participation Proposal.

The vote required to approve this proposal was the affirmative vote of the holders of a majority of the voting securities present, either in attendance virtually or represented by proxy, at the Special Meeting and entitled to vote on the proposal; provided, however, that no director who participated in the offering of the Preferred Stock and warrants was entitled to vote any shares of Common Stock issued to such director in respect of such Preferred Stock and warrants with respect to this proposal. Accordingly, the Company’s stockholders voted in favor of the sale of convertible preferred stock and warrants, and any shares of Common Stock issuable upon the conversion or exercise thereof, to a director of the Company, in compliance with Nasdaq Listing Rule 5635(c), as disclosed in the Proxy Statement (the “Director Participation Proposal”).

	For	Against	Abstain	Broker Non-Vote
Votes	22,867,304	558,782	232,244	0

Proposal No. 3 –The Adjournment Proposal.

The vote required to approve this proposal was the affirmative vote of a majority of the voting securities present, either in attendance virtually or represented by proxy, at the Special Meeting and entitled to vote on the proposal. Accordingly, the Company’s stockholders voted in favor of the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there were insufficient votes for, or otherwise in connection with, the approval of the Issuance Proposal or the Director Participation Proposal, as disclosed in the Proxy Statement.

	For	Against	Abstain	Broker Non-Vote
Votes	22,909,958	568,534	179,838	0

For more information about the foregoing proposals, please review the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on August 18, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRAP TECHNOLOGIES, INC.

Date: September 20, 2023	By:	/s/ Chris DeAlmeida
Chris DeAlmeida
Chief Financial Officer